SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) May 14, 2007 (May 14, 2007)

RITE AID CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-5742	23-1614034
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

	30 Hunter Lane, Camp Hill, Pennsylvania	17011
	(Address of Principal Executive Offices)	(Zip Code)

	Registrant's telephone number, including area code	(717) 761-2633

None
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On May 14, 2007, we announced that we are planning to offer $1,220.0 million aggregate principal amount of senior unsecured notes. A portion of such notes will mature in 2015 and the balance will mature in 2017. Rite Aid intends to use the net proceeds from the offering together with borrowings of approximately $75 million under its existing senior secured credit facility, $1,105.0 million under a new $1,105.0 million term loan tranche of its existing senior secured credit facility and the issuance of 250 million shares of its common stock to fund the acquisition of the Brooks and Eckerd drugstore chains and pay related fees and expenses. The offering is subject to market and other customary conditions. As previously announced, Rite Aid expects to close the acquisition by June 1.

Item 9.01.	Financial Statements and Exhibits.

(c) Exhibits.

99.1 Registrant's Press Release, dated May 14, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RITE AID CORPORATION

Dated: May 14, 2007	By:	/s/Robert B. Sari
		Name:	Robert B. Sari
		Title:	Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Registrant's Press Release dated May 14, 2007.